Exhibit 21.1

                       BROADVISION, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

*        BroadVision Switzerland, A.G., organized under the laws of Switzerland

*        BroadVision Franc, S.A., organized under the laws of France

*        BroadVision Germany GmBH, organized under the laws of Germany

*        BroadVision U.K., Ltd., organized under the laws of the United Kingdom

*        BroadVision B.V., organized under the laws of the Netherlands

*        BroadVision  Professional  Services  (formerly  Fidutec  Information
         Technology,  SA),  organized  under  the  laws of Switzerland

*        BroadVision Srl, organized under the laws of Italy

* BroadVision Asia Pacific Ltd., organized under the Companies Ordinance of Hong Kong

*        BroadVision Singapore PTE. LTD., organized under the laws of Singapore

*        BroadVision Korea Company LTD., organized under the laws of Korea

*        BroadVision Scandinavia AB, organized under the laws of Sweden